UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 12, 2015

UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 14, 2015, Upland Software, Inc. (the “Company”), its domestic subsidiaries, Upland Software I, Inc., Upland Software II, Inc., Upland Software III, LLC, Upland Software IV, Inc., Upland Software V, Inc., Upland Software VI, LLC, Upland Software VII, Inc. and Upland IX, LLC (together with the Company, the “U.S. Borrowers”), and its Canadian subsidiaries, Upland Software Inc. and Solution Q Inc. (together, the “Canadian Borrowers”, and together with the U.S. Borrowers, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) among the Borrowers, each of the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as agent and U.S. agent (the “Agent”), and Wells Fargo Capital Finance Corporation Canada, as Canadian agent, providing for a secured credit facility (the “Loan Facility”) that replaces and refinances (i) the Company’s existing Loan and Security Agreement dated March 5, 2012 between the Company, certain subsidiaries of the Company, as co-borrowers, and Comerica Bank, as amended (the “U.S. Comerica Agreement”) and (ii) the Canadian Borrowers’ existing Loan and Security Agreement dated February 10, 2012, among the Canadian Borrowers and Comerica Bank, as amended (the “Canadian Comerica Agreement”).

As of May 14, 2015, there was (i) $0 in U.S. revolving loans outstanding under the Credit Agreement, (ii) $0 in Canadian revolving loans outstanding under the Credit Agreement, (iii) $19,000,000 in U.S. term loans outstanding under the Credit Agreement; and (iv) $6,000,000 in Canadian term loans outstanding under the Credit Agreement.

Loans

The Credit Agreement provides for up to $60,000,000 of financing credit as outlined below.

The Credit Agreement provides an aggregate maximum credit amount of $45,000,000, as described in detail below. Amounts borrowed under the Credit Agreement (i) repaid in full the U.S. Comerica Agreement and the Canadian Comerica Agreement; (ii) were used to fund certain fees and expenses associated with the Credit Agreement and (iii) are to be used to finance the ongoing general corporate needs of the Borrowers, including acquisitions.

The Credit Agreement provides the U.S. Borrowers with (i) a U.S. revolving credit facility in an aggregate principal amount of up to $9,000,000 (the “U.S. Revolver”), (ii) a U.S. term loan facility in an aggregate principal amount of up to $19,000,000 (the “U.S. Term Loan”), and (iii) a delayed draw term loan facility in an aggregate principal amount of up to $10,000,000 (the “DDTL”).

The Credit Agreement provides the Canadian Borrowers with (i) a Canadian revolving credit facility in an aggregate principal amount of up to $1,000,000 (the “Canadian Revolver” and, together with the U.S. Revolver, the “Revolver”); and (ii) a Canadian term loan facility in an aggregate principal amount of up to $6,000,000 (the “Canadian Term Loan” and, together with the U.S. Term Loan, the “Term Loan”).

The Credit Agreement also includes provisions for optional, uncommitted increases in the maximum size of the loan facility available under the Credit Agreement by an aggregate principal amount of $15,000,000 upon the satisfaction of the terms and conditions set forth in the Credit Agreement.

In addition, the Credit Agreement permits the Borrowers to incur subordinated, unsecured indebtedness owing to sellers in connection with the consummation of one or more permitted acquisitions upon the satisfaction of the terms and conditions set forth in the Credit Agreement so long as the aggregate principal amount for all such subordinated, unsecured indebtedness does not exceed $10,000,000 at any one time outstanding.

On May 14, 2015, the closing date of the Credit Agreement, the $19,000,000 U.S. Term Loan was made to the U.S. Borrowers and the $6,000,000 Canadian Term Loan was made to the Canadian Borrowers.

Terms of Revolver

Loans under the Revolver are available up to the lesser of (i) $10,000,000 (the “Maximum Revolver Amount”) or (ii) the result of (a) 0.80 multiplied by (subject to step-downs beginning June 30, 2016) Borrowers’ recurring revenues on a trailing twelve month basis, minus (b) the outstanding balance of the Term Loans and any swing line loans made under the Credit Agreement (such amount, the “Credit Amount”). The Revolver provides a subfacility whereby Borrowers may request letters of credit (the “Letters of Credit”) in an aggregate amount not to exceed, at any one time outstanding, $500,000 for the U.S. Borrowers and $250,000 for the Canadian Borrowers. The aggregate amount of outstanding Letters of Credit are reserved against the credit availability under the Maximum Revolver Amount and the Credit Amount.

Loans under the Revolver may be borrowed, repaid and reborrowed until May 14, 2020 (the “Maturity Date”), at which time all amounts borrowed under the Credit Agreement must be repaid.

Terms of Term Loans

The U.S. Term Loan and the Canadian Term Loan are each repayable, on a quarterly basis beginning September 30, 2015, by an amount equal to 5.0% per annum of the original principal amount of such loan. Any amount remaining unpaid is due and payable in full on the Maturity Date.

Terms of Delay Draw Term Loan

Pursuant to the terms of the Credit Agreement, the DDTL is to be used to finance acquisitions. The DDTL can be drawn upon until May 14, 2017. The DDTL is repayable, on a quarterly basis, by an amount equal to 5.0% per annum of the original funded amount of the DDTL. Any amount remaining unpaid would be due and payable in full on the Maturity Date.

Other Terms of Loan Facility

At the option of the U.S. Borrowers, U.S. loans accrue interest at a per annum rate based on (i) the U.S. base rate plus a margin ranging from 3.0% to 4.0% depending on Borrowers’ leverage ratio or (ii) the LIBOR rate determined in accordance with the Credit Agreement (based on 1, 2, 3 or 6-month interest periods) plus a margin ranging from 4.0% to 5.0% depending on Borrowers’ leverage ratio. The U.S. base rate is a rate equal to the highest of the federal funds rate plus a margin equal to 0.5%, the LIBOR rate for a 1-month interest period plus 1.0% and Wells Fargo, National Association’s prime rate.

At the option of the Canadian Borrowers, the Canadian loans accrue interest at a per annum rate based on (i) the Canadian prime rate or the U.S. base rate plus a margin ranging from 3.0% to 4.0% depending on Borrowers’ leverage ratio or (ii) the LIBOR rate determined in accordance with the Credit Agreement (based on 1, 2, 3 or 6-month interest periods) (or the Canadian BA rate determined in accordance with the Credit Agreement for obligations in Canadian dollars) plus a margin ranging from 4.0% to 5.0% depending on Borrowers’ leverage ratio.

Accrued interest on the loans will be paid monthly, or, with respect to loans that are accruing interest based on the LIBOR rate or Canadian BA rate, at the end of the applicable LIBOR or Canadian BA interest rate period.

Lenders are entitled to a premium (the “Prepayment Premium”) in the event of certain prepayments of the loans in an amount equal to (i) from May 14, 2015 to May 14, 2016, 2.0% times the sum of (a) the Maximum Revolver Amount plus (b) the outstanding principal amount of the Term Loan and DDTL on the date immediately prior to the date of the prepayment (such sum, the “Prepayment Amount”) (ii) from May 14, 2016 to May 14, 2017, 1.0% times the Prepayment Amount and (iii) during the period from and after May 14, 2017 to the Maturity Date, 0% times the Prepayment Amount. The Borrowers may also be subject to prepayment fees in the case of commitment reductions of the Revolver and the Borrowers may be obligated to prepay loans upon the occurrence of certain events.

Borrowers are also obligated to pay other customary closing fees, servicing fees, letter of credit fees and unused line fees for a credit facility of this size and type.
On March 14, 2015, the Borrowers entered into a U.S. Guaranty and Security Agreement (the “U.S. Security Agreement”) and a Canadian Guaranty and Security Agreement (the “Canadian Security Agreement”), each in favor of Agent, pursuant to which the Borrowers secured their respective obligations under the Loan Facility by granting a security interest on substantially all of their assets. Future subsidiaries may be required to guaranty the obligations under the Loan Facility and to secure such guaranty obligations by granting a security interest on substantially all of their assets.
The Loan Facility contains customary affirmative and negative covenants. The negative covenants limit the ability of the Company and its subsidiaries to, among other things (in each case subject to customary exceptions for a credit facility of this size and type):

•	Incur additional indebtedness or guarantee indebtedness of others;

•	Create liens on their assets;

•	Make investments, including certain acquisitions;

•	Enter into mergers or consolidations;

•	Dispose of assets;

•	Pay dividends and make other distributions on the Company’s capital stock, and redeem and repurchase the Company’s capital stock;

•	Enter into transactions with affiliates; and

•	Prepay indebtedness or make changes to certain agreements.

The Loan Facility also contains financial covenants that require Borrowers to maintain (i) a minimum liquidity of $10,000,000 (which shall be $8,000,000 once the Company achieves trailing four quarters EBITDA of at least $8,000,000) at all times, which covenant shall be replaced with a minimum fixed charge ratio covenant at the later of (a) September 30, 2016 and (b) when the Borrowers’ fixed charge ratio is equal to or greater than 1:25 to 1:00 for two consecutive quarters, upon which Borrowers shall maintain a minimum fixed charge ratio (tested quarterly) of at least 1.10 to 1.00 on a trailing twelve month pro forma basis; and (ii) a minimum EBITDA, which covenant shall be replaced with a maximum total leverage ratio covenant (tested quarterly) at the later of (a) September 30, 2016 and (b) the date on which the Borrowers’ generate a leverage ratio less than 3.50:1.00 for two consecutive quarters, in which case the maximum leverage ratio covenant ratio will be 4.00:1.00 for the quarter ended September 30, 2016, and thereafter will decrease periodically on a trailing twelve month pro forma basis.

The Loan Facility contains customary events of default subject to customary cure periods for certain defaults that include, among others, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness, change in control, bankruptcy and insolvency defaults and material judgment defaults. The occurrence of an event of default could result in the acceleration of the obligations under the Loan Facility and a right by the Agent and Lenders to exercise remedies under the U.S. Security Agreement and Canadian Security Agreement. At the election of the Lenders, a default interest rate shall apply on all obligations during an event of default, at a rate per annum equal to 2.00% above the applicable interest rate.

The Loan Facility permits the Company to make buybacks of the Company’s capital stock, in an amount not to exceed $5,000,000 in the aggregate, subject to restrictions including a minimum liquidity requirement of $20,000,000 before and after any such buyback.

The Company and its subsidiaries are required to establish and maintain their primary depository and treasury management relationships with the Agent or one of its affiliates. In connection with this relationship, the Agent has received, or may in the future receive, customary fees and commissions for these transactions.

Item 1.02     Termination of a Material Definitive Agreement.

On May 14, 2015, the Company terminated the U.S. Comerica Agreement and the Canadian Comerica Agreement, the details of which were previously disclosed in each of (i) the Company’s prospectus filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2014, pursuant to Rule 424(b) and forming a part of the Company’s Registration Statement on Form S-1, File No. 333-198574, and (ii) the Form 8-K filed with the Commission on March 27, 2015, File No. 001-36710, and are incorporated herein by reference.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.

On May 14, 2015, the Company. issued a press release announcing its financial results for the quarter ended March 31, 2015. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2015, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the awards of restricted shares to Timothy W. Mattox and Michael D. Hill under the Company’s 2014 Equity Incentive Stock Plan (the “Plan”).

Mr. Mattox was awarded 100,000 restricted shares in consideration of services previously rendered by Mr. Mattox to the Company. The award will be issued to Mr. Mattox pursuant to an Award Agreement (as defined in the Plan), which will provide, among other things, that any such restricted shares that have not vested as of the time Mr. Mattox’s termination as a Service Provider (as defined in the Plan) will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Mr. Mattox will not be entitled to any compensation or other payment for any such forfeited shares. Subject to Mr. Mattox continuing to be a Service Provider as of the applicable vesting date and other terms and conditions of the Award Agreement and the Plan, such shares will vest over a three-year period commencing January 1, 2015 as follows:

•	One-third of the shares vest on the first anniversary of the vesting commencement date.

•
One-third of the shares vest in equal twelve installments on the corresponding day of each month over the period from the first anniversary of the vesting commencement date to the second anniversary of the vesting commencement date.

•
One-third of the shares vest in equal twelve installments on the corresponding day of each month over the period from the second anniversary of the vesting commencement date to the third anniversary of the vesting commencement date.

•
In the event of a Change in Control (as defined in the Plan), vesting will be accelerated as to that number of then unvested shares, if any, that would have vested had Mr. Mattox remained a Service Provider for two additional years following such Change in Control.

Mr. Mattox was awarded 50,000 restricted shares in consideration of services previously rendered by Mr. Mattox to the Company. The award will be issued to Mr. Mattox pursuant to an Award Agreement (as defined in the Plan), which will provide, among other things, that any such restricted shares that have not vested as of the time Mr. Mattox’s termination as a Service Provider will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Mr. Mattox will not be entitled to any compensation or other payment for any such forfeited shares. Subject to Mr. Mattox continuing to be a Service Provider (as defined in the Plan) as of the applicable vesting date and other terms and conditions of the Award Agreement and the Plan, such shares vest over a four-year period commencing January 1, 2015 as follows:

•
The shares vest in a series of twelve equal installments on the first day of each month over the period over the period from the third anniversary of the vesting commencement date to the fourth anniversary of the vesting commencement date.

•
In the event of a Change in Control (as defined in the Plan), vesting will be accelerated as to that number of then unvested shares, if any, that would have vested had Mr. Mattox remained a Service Provider for two additional years following such Change in Control.

Mr. Hill was awarded 40,000 restricted shares in consideration of services previously rendered by Mr. Hill to the Company. The award will be issued to Mr. Hill pursuant to an Award Agreement (as defined in the Plan), which will provide, among other things, that any such restricted shares that have not vested as of the time Mr. Hill’s termination as a Service Provider (as defined in the Plan) will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Mr. Hill will not be entitled to any compensation or other payment for any such forfeited shares. Subject to Mr. Hill continuing to be a Service Provider as of the applicable vesting date and other terms and conditions of the Award Agreement and the Plan, such shares will vest over a three-year period commencing January 1, 2015 as follows:

•	One-third of the shares vest on the first anniversary of the vesting commencement date.

•
One-third of the shares vest in equal twelve installments on the corresponding day of each month over the period from the first anniversary of the vesting commencement date to the second anniversary of the vesting commencement date.

•
One-third of the shares vest in equal twelve installments on the corresponding day of each month over the period from the second anniversary of the vesting commencement date to the third anniversary of the vesting commencement date.

•
In the event of a Change in Control (as defined in the Plan), vesting will be accelerated as to that number of then unvested shares, if any, that would have vested had Mr. Hill remained a Service Provider for two additional years following such Change in Control.

For additional information regarding the terms and conditions of these restricted stock awards, please see the copies of the Plan and form of Restricted Stock Agreement included as exhibits to the Company’s Amendment Number 1 to Form S-1 filed on October 27, 2014.

Item 7.01    Regulation FD Disclosure.

On May 14, 2015, the Company issued a press release announcing the new credit facility. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Earnings release issued by Upland Software, Inc., dated May 14, 2015.
99.2	Press release issued by Upland Software, Inc., dated May 14, 2015

The information furnished in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities of Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ John T. McDonald
John T. McDonald Chief Executive Officer

Date: May 14, 2015